UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 15, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14787 (Commission File Number)	38-3430473 (IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI (Address of Principal Executive Offices)	48098 (Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On April 18, 2008, Delphi Corporation (“Delphi” or the “Company”) announced that Guy Hachey, current vice president and president of Delphi’s Powertrain Systems Division and Europe, Middle East and Africa will resign to pursue another opportunity. Mr. Hachey submitted his resignation on April 15, 2008.
Effective May 1, 2008, Ronald Pirtle (53), currently a vice president of Delphi and president of Delphi’s Thermal Division, is named president of Delphi’s Powertrain Systems Division and Europe, Middle East and Africa and will relocate to Luxembourg. Mr. Pirtle will continue to report to Delphi’s chief executive officer and president Rodney O’Neal. Mr. Pirtle has more than 30 years experience in the automotive industry and has held a variety of assignments in engineering, finance and operations. He has served as the president of Delphi’s Thermal Division for twelve years.
James Bertrand (50), currently a vice president of Delphi and president of Delphi’s Automotive Holdings Group (“AHG”), succeeds Mr. Pirtle as president of Delphi’s Thermal Division, and also maintains his current responsibilities as president of AHG. Both divisions are located in Southeast Michigan. Mr. Bertrand will also continue to report to Mr. O’Neal. Mr. Bertrand has 29 years of service with the Company. He has held a variety of assignments in engineering, finance, and operations and has served as president of two of Delphi’s divisions.
A copy of the press release announcing Mr. Hachey’s resignation and Messrs. Pirtle’s and Bertrand’s new responsibilities is attached as Exhibit 99(a) and incorporated by reference herein
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Press release issued by Delphi on April 18, 2008
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: April 18, 2008
By: /s/ DAVID M. SHERBIN David M. Sherbin, Vice President, General Counsel and Chief Compliance Officer